Exhibit 99.1
HCSG Reports Q1 2024 Results
Exceeds Earnings Expectations, Revenue In Line
Reiterates 2024 Cash Flow Forecast & Expectation for YoY Revenue Growth

•Revenue of $423.4 million, in line with expectations.
•Net income and diluted EPS of $15.3 million and $0.21; adjusted net income(1) and adjusted diluted EPS(1) of $16.5 million and $0.22.
•Adjusted EBITDA(1) of $28.9 million, a 10.7% increase over Q1 2023.

BENSALEM, PA --(BUSINESS WIRE)-- Healthcare Services Group, Inc. (NASDAQ:HCSG) today reported results for the three months ended March 31, 2024.

Ted Wahl, Chief Executive Officer, stated, “Our team delivered strong first quarter results, building on our positive momentum in 2023. During the quarter, we managed adjusted cost of services under 86% and continued to grow our new business and manager-in-training pipelines. We remain confident that we will deliver on our goal of year-over-year growth in 2024, with the majority of those new business adds expected in the second half of the year.”

Mr. Wahl continued, “On the cash collections front, historically, the first quarter is our most challenging for cash collections, especially on the heels of the fourth quarter, which typically sees our strongest collections. The first quarter seasonality is anticipated and accounted for in our cash flow forecasting. However, what was unanticipated was the February Change Healthcare cyberattack. The resulting disruption had a far-reaching impact across the healthcare landscape and affected the claims submissions and billing activities of long-term and post-acute care providers, many of whom are HCSG customers. In spite of these first quarter headwinds, anticipated or otherwise, we achieved 95% cash collections and would have met our first quarter cash flow forecast if not for the Change Healthcare issue. While this event was disruptive during the quarter, we are confident that the impact on our customers is temporary. We expect to make up for any delays in cash collections in the months ahead, which is why we’re reiterating our 2024 adjusted cash flow range of $40.0 to $55.0 million.”

Mr. Wahl stated, “Industry fundamentals continue to trend positively, with workforce availability continuing to improve, occupancy at 79%, just under pre-pandemic levels, and CMS's recently proposed 4.1% increase in Medicare rates for fiscal year 2025. On the regulatory front, CMS published its final minimum staffing rule earlier this week. We believe it’s highly likely the rule will not be implemented, or will undergo significant revision during the extended phase in period, especially given the inevitability of litigation and potential for legislation or administration change.”

Mr. Wahl concluded, “As we round the turn of what has been a prolonged recovery for the industry, the Company’s underlying fundamentals are stronger than ever. We remain focused on executing on our strategic priorities to drive growth and deliver meaningful shareholder value in the year ahead.”

First Quarter Highlights

	GAAP	Adjusted(1)
Revenue	$423.4	$423.4
Cost of services	$358.9	$357.3
Selling, general and administrative	$46.9	$42.8
Earnings per share	$0.21	$0.22
Cash flows used in operating activities	$26.0	$9.2

Exhibit 99.1

•Revenue was $423.4 million, in line with the Company’s expectations of $420.0 million to $430.0 million. The Company estimates Q2 revenue in the range of $420.0 million to $430.0 million.
•Housekeeping & laundry and dining & nutrition segment revenues were $190.5 million and $232.9 million, respectively.
•Housekeeping & laundry and dining & nutrition segment margins were 9.7% and 7.6%, respectively.
•Cost of services was $358.9 million; adjusted cost of services was $357.3 million, or 84.4%. The Company’s goal is to continue to manage adjusted cost of services in the 86% range.
•SG&A was $46.9 million; adjusted SG&A was $42.8 million, or 10.1%. The Company’s goal continues to be achieving adjusted SG&A in the 8.5% to 9.5% range.
•Diluted EPS was $0.21 per share; adjusted diluted EPS was $0.22 per share.

Balance Sheet and Liquidity

The Company’s primary sources of liquidity are cash and cash equivalents, its revolving credit facility, and cash flow from operating activities. As of the end of the first quarter, the Company had a current ratio of 2.8 to 1, cash and marketable securities of $129.6 million, and a $500.0 million credit facility, which expires in November 2027. Additionally, Q1 cash flow and adjusted cash flow used in operations were $26.0 million and $9.2 million, respectively. The Company reiterated its 2024 adjusted cash flow from operations range of $40.0 million to $55.0 million.

Conference Call and Upcoming Events

The Company will be attending and participating in the following conferences:
•2024 RBC Capital Markets Global Healthcare Conference being held on May 14, 2024 at the InterContinental Barclay NY
•Benchmark’s 2024 Healthcare House Call Virtual Conference, taking place on May 21, 2024
•The UBS Healthcare Services Cape Cod Summit on June 5, 2024 at Chatham Bars Inn in Chatham, MA
•Baird’s 2024 Global Consumer, Technology & Services Conference on June 6, 2024 at the InterContinental Barclay NY

The Company will host a conference call on Wednesday, April 24, 2024, at 8:30 a.m. Eastern Time to discuss its results for the three months ended March 31, 2024. The call may be accessed via phone at 1 (888) 330-3451, Conference ID: 4431380. The call will be simultaneously webcast under the “Events & Presentations” section of the Investor Relations page on the Company’s website, www.hcsg.com. A replay of the webcast will also be available on the website for one year following the date of the earnings call.

(1) Adjusted results are non-GAAP financial measures and exclude the impact of certain items. See the tables within “Reconciliations of Non-GAAP Financial Measures” for more information.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This release and any schedules incorporated by reference into it may contain forward-looking statements within the meaning of federal securities laws, which are not historical facts but rather are based on current expectations, estimates and projections about our business and industry, and our beliefs and assumptions. Words such as “believes,” “anticipates,” “plans,” “expects,” “estimates,” “will,” “goal,” and similar expressions are intended to identify forward-looking statements. The inclusion of forward-looking statements should not be regarded as a representation by us that any of our plans will be achieved. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Such forward-looking information is also subject to various risks and uncertainties. Such risks and uncertainties include, but are not limited to, risks arising from our providing services to the healthcare industry and primarily providers of long-term care; the impact of and future effects of the COVID-19 pandemic or other potential pandemics; having a significant portion of our consolidated revenues contributed by one customer during the three months ended March 31, 2024; credit and collection risks associated with the healthcare industry; the impact of bank failures; our claims experience related to workers’ compensation and general liability insurance (including any litigation claims, enforcement actions, regulatory actions and investigations arising from personal injury and loss of life related to COVID-19); the effects of changes in, or interpretations of laws and regulations governing the healthcare industry, our workforce and services provided, including state and local regulations pertaining to the taxability of our services and other labor-related matters such as minimum wage increases; the Company's expectations with respect to selling, general, and administrative expense; and the risk factors described in Part I of our Form 10-K for the fiscal year ended December 31, 2023 under “Government Regulation of Customers,” “Service Agreements and Collections,” and “Competition” and under Item 1A. “Risk Factors” in such Form 10-K.

These factors, in addition to delays in payments from customers and/or customers in bankruptcy, have resulted in, and could continue to result in, significant additional bad debts in the near future. Additionally, our operating results would be adversely affected by continued inflation particularly if increases in the costs of labor and labor-related costs, materials, supplies and equipment used in performing services (including the impact of potential tariffs and COVID-19) cannot be passed on to our customers.

In addition, we believe that to improve our financial performance we must continue to obtain service agreements with new customers, retain and provide new services to existing customers, achieve modest price increases on current service agreements with existing customers and/or maintain internal cost reduction strategies at our various operational levels. Furthermore, we believe that our ability to sustain the internal development of managerial personnel is an important factor impacting future operating results and the successful execution of our projected growth strategies. There can be no assurance that we will be successful in that regard.

USE OF NON-GAAP FINANCIAL INFORMATION

To supplement HCSG’s consolidated financial information, which are prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”), the Company believes that certain non-GAAP financial measures are useful in evaluating operating performance and comparing such performance to other companies.

The Company is presenting adjusted cost of services provided, adjusted selling, general and administrative expense, adjusted net income, adjusted diluted earnings per share, adjusted cash flows (used in) provided by operations, earnings before interest, taxes, depreciation and amortization (“EBITDA”), and EBITDA excluding items impacting comparability (“Adjusted EBITDA”). We cannot provide a reconciliation of forward-looking non-GAAP measures to GAAP due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation. The presentation of non-GAAP financial measures is not meant to be considered in isolation or as a substitute for financial statements prepared in accordance with GAAP.

Company Contacts:

Theodore Wahl	Matthew J. McKee
President and Chief Executive Officer	Chief Communications Officer

215-639-4274
investor-relations@hcsgcorp.com

HEALTHCARE SERVICES GROUP, INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(in thousands, except per share data)

	For the Three Months Ended
	March 31,
	2024	2023
Revenue	$423,433	$417,230
Operating costs and expenses:
Costs of services	358,911	362,379
Selling, general and administrative	46,911	40,047
Income from operations	17,611	14,804
Other income (expense), net	3,703	1,351
Income before income taxes	21,314	16,155

Income tax provision	6,005	4,484
Net income	$15,309	$11,671

Basic earnings per common share	$0.21	$0.16

Diluted earnings per common share	$0.21	$0.16

Basic weighted average number of common shares outstanding	73,926	74,497

Diluted weighted average number of common shares outstanding	74,055	74,518

HEALTHCARE SERVICES GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)
(in thousands)

	March 31, 2024	December 31, 2023
Cash and cash equivalents	$29,288	$54,330
Restricted cash equivalents	24,695	—
Marketable securities, at fair value	75,618	93,131
Accounts and notes receivable, net	407,140	383,509
Other current assets	43,673	40,726
Total current assets	580,414	571,696

Property and equipment, net	29,190	28,774
Notes receivable — long-term, net	23,287	24,832
Goodwill	75,529	75,529
Other intangible assets, net	11,456	12,127
Deferred compensation funding	44,269	40,812
Other assets	39,735	36,882
Total assets	$803,880	$790,652

Accrued insurance claims — current	$23,138	$22,681
Other current liabilities	186,237	194,247
Total current liabilities	209,375	216,928

Accrued insurance claims — long-term	62,796	61,697
Deferred compensation liability — long-term	44,271	41,186
Lease liability — long-term	10,590	11,235
Other long term liabilities	2,267	2,990
Stockholders' equity	474,581	456,616
Total liabilities and stockholders' equity	$803,880	$790,652

HEALTHCARE SERVICES GROUP, INC.
RECONCILIATIONS OF NON-GAAP FINANCIAL MEASURES
(Unaudited)

Reconciliation of GAAP costs of services provided to adjusted cost of services (in thousands)	For the Three Months Ended
	March 31,
	2024	2023
GAAP costs of services provided	$358,911	$362,379
Bad debt expense adjustments(1)	1,644	4,035
Adjusted cost of services	$357,267	$358,344
Adjusted costs of services as a percentage of Adjusted revenues	84.4%	85.9%

Reconciliation of GAAP selling, general and administrative ("SG&A") to adjusted SG&A (in thousands)	For the Three Months Ended
	March 31,
	2024	2023
GAAP SG&A	$46,911	$40,047
(Gain)/loss on deferred compensation in SG&A(2)	4,100	1,546
Adjusted SG&A	$42,811	$38,501
Adjusted SG&A as a percentage of adjusted revenues	10.1%	9.2%

Reconciliation of GAAP net income to adjusted net income (in thousands) and earnings per share to adjusted diluted earnings per share	For the Three Months Ended
	March 31,
	2024	2023
GAAP net income	$15,309	$11,671
(Gain)/loss on deferred compensation, net	(10)	44
Bad debt expense adjustments(1)	1,644	4,035
Tax effect of adjustments(3)	(460)	(1,132)
Adjusted net income	$16,483	$14,618
Adjusted net income as a percentage of adjusted revenues	3.9%	3.5%
GAAP diluted earnings per share	$0.21	$0.16
Adjusted diluted earnings per share	$0.22	$0.20
Weighted-average shares outstanding - diluted	74,055	74,518

Reconciliation of GAAP net income to EBITDA and adjusted EBITDA (in thousands)	For the Three Months Ended
	March 31,
	2024	2023
GAAP net income	$15,309	$11,671
Income tax provision	6,005	4,484
Interest, net	(48)	102
Depreciation and amortization(4)	3,531	3,720
EBITDA	$24,797	$19,977
Share-based compensation	2,484	2,058
(Gain)/loss on deferred compensation, net	(10)	44
Bad debt expense adjustments(1)	1,644	4,035
Adjusted EBITDA	$28,915	$26,114
Adjusted EBITDA as a percentage of adjusted revenue	6.8%	6.3%

Reconciliation of GAAP cash flows used in operations to adjusted cash flows provided by (used in) operations (in thousands)	For the Three Months Ended
	March 31,
	2024	2023
GAAP cash flows used in operations	$(26,033)	$(16,290)
Accrued payroll(5)	16,815	21,167
Adjusted cash flows (used in) provided by operating activities	$(9,218)	$4,877

(1) The bad debt expense adjustment reflects the difference between GAAP bad debt expense (CECL) and historical write-offs as a percentage of adjusted revenues, both of which are based on the same seven year look-back period.
(2) Represents the changes in fair market value on deferred compensation investments. The impact of offsetting investment portfolio gains are included in the “Other (expense) income, net” caption on the Consolidated Statements on Income (Loss).
(3) The tax impact of adjustments is calculated using a 28% effective tax rate.
(4) Includes right-of-use asset depreciation of $1.8 million for the three months ended March 31, 2024 and $1.2 million for the three months ended March 31, 2023.
(5) The accrued payroll adjustment reflects changes in accrued payroll for the three months ended March 31, 2024 and 2023. The Company processes payroll on set weekly and bi-weekly schedules, and the timing of payments may result in operating cash flow increases or decreases which are not indicative of the Company’s quarterly cash flow performance.